TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT
Steve Nathanson ("Employee") and Genesis Energy, LLC (the "Company") (collectively, the "Parties") hereby agree as follows, including Attachment A (the "Agreement"):
1.As of April 30, 2017, unless terminated earlier in accordance with this Agreement, (the "Termination Date"), Employee no longer will be an employee, agent, or representative of the Company.
2.    During the period April 30, 2014 through the Termination Date (the "Transition Period"), Employee will be an at-will employee of the Company, meaning Employee or the Company can terminate employment at any time, with or without notice or reason; provided, however, that if, prior to April 30, 2017, (a) the Company terminates Employee's employment for any reason other than a Disqualifying Reason (as defined below), (b) Employee's terminates his employment with the Company as a result of a Company Breach (as defined below) or (c) Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined below), Employee will still receive all payments and benefits as set forth in this Paragraph 2 and Paragraph 3 below, subject to Employee's execution and non-revocation of this Agreement and, with respect to the Payments, Attachment A. During the Transition Period, Employee will have the job title of Advisor, and will report to the Chief Executive Officer and perform such duties and functions, consistent with Employee's knowledge, experience and stature, as may be reasonably assigned to Employee from time to time by the Chief Executive Officer or his designees. During the Transition Period, Employee will be paid on a salary basis and will receive a transition salary at the annual rate of $425,000 for calendar years 2014, 2015 and 2016, and at the annual rate of $400,000 for calendar year 2017, which will be paid in substantially equal installments, in accordance with the Company's regular payroll practices and subject to appropriate withholdings and deductions. This position is exempt and Employee is not eligible for overtime in accordance with applicable law. Employee will not be eligible for any bonus payments during the Transition Period. During the Transition Period, the Company reserves the right, in its sole discretion, to not provide Employee with any work, alter Employee's job duties consistent with this Agreement, or relieve Employee from all job duties. During the Transition Period Employee agrees to (i) continue to satisfactorily perform Employee's job duties, if any, as assigned; (ii) comply with all Company policies and this Agreement; (iii) transition and transfer knowledge of Employee's job duties to others as reasonably requested, and (iv) maintain a professional demeanor and attitude. During the Transition Period, if contacted for Company business purposes by any party, Employee will report such contact to the Chief Executive Officer or his designee. During the Transition Period, Employee shall remain eligible for participation in the Company's health benefit plans in which he now participates, subject to the terms and conditions of the applicable plan documents. For the avoidance of doubt, during the Transition Period, Employee will no longer be eligible to receive awards of phantom units under

1

the Genesis Energy LLC Long Term Incentive Plan. If Employee's employment with the Company terminates prior to April 30, 2017, for any Disqualifying Reason (as defined below) or Employee voluntarily terminates employment with the Company other than as a result of a Company Breach, Employee will no longer be eligible to receive the Payments (as defined below). For purposes of this Agreement, the following capitalized terms shall have the definitions set forth below:
(a)    "Company Breach" shall mean the Company's material breach of this Agreement which (i) is not curable, or (ii) is susceptible to cure and is cured within thirty (30) days after written notice from the Employee, which notice must be given to the Company by Employee within thirty (30) days after the occurrence of such breach.
(b)    “Disability” means that Employee is unable to perform the essential functions of his job, with or without a reasonable accommodation due to a medical impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, in compliance with applicable law.
(c)    "Disqualifying Reason" shall mean Employee's material breach of this Agreement, including without limitation Paragraphs A, B, C, D, 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of the Non-Competition Agreement (as defined below) which (i) is not curable, or (ii) is susceptible to cure and is cured, within thirty (30) days after written notice from the Company.
3.    In consideration for signing this Agreement, in full settlement of any compensation and benefits to which Employee would otherwise be entitled, and in exchange for the promises, covenants, releases, and waivers set forth herein, the Company will provide Employee the following payments, benefits, and other items of value (the "Payments"):
(a)    A severance payment in a total amount equal to $25,000 (minus withholdings and deductions), payable in one lump sum payment to be paid on the first regular payday following the fifty-second (52nd) day (such payroll date, the "Delayed Payment Date") after the date of Employee's termination of employment, subject to Employee's execution and non-revocation of the Release attached hereto as Attachment A;
(b)    The Company hereby waives forfeiture of Employee's unvested awards of phantom units under the Genesis Energy LLC Long Term Incentive Plan, with vesting and payment to occur pursuant to the terms and conditions of the Genesis Energy LLC Long Term Incentive Plan as if the Employee remains employed by the Company; and
(c)    Notwithstanding anything to the contrary in this Agreement or any other agreement with the Company or any Company policy, upon Employee's termination of employment for any reason, Employee shall be entitled to keep his work-related cellular telephone.

4.    Employee acknowledges and agrees that the Payments provided to Employee and on his/her behalf pursuant to this Agreement: (i) is in full discharge of any and all liabilities and obligations of the Company to Employee, monetarily or with respect to his/her employment; and (ii) exceeds any payment, benefit, or other thing of value to which Employee might otherwise be entitled. Employee acknowledges and agrees that he is solely and entirely responsible for the payment and discharge of all federal, state and local taxes, if any, that he owes under any federal, state and/or local laws as a result of the payments and other consideration provided pursuant to this Agreement. The Company will make appropriate withholdings from all payments made pursuant to this Agreement.
5.    Employee's health benefits provided through the Company will continue through the Termination Date. Thereafter, pursuant to federal law, and independent of this agreement, Employee and Employee's eligible dependents will be entitled to elect benefit continuation coverage if Employee timely applies for COBRA benefits. Information regarding Employee's rights under COBRA will be provided to Employee in a separate mailing. As explained more fully in the materials Employee will receive, COBRA coverage may cease at any time Employee is deemed eligible for group health coverage from another employer.
6.    In exchange for the Payments, which Employee acknowledges are fair and sufficient consideration, Employee hereby releases any and all claims that he had, has, or might have against the Company, Genesis Energy, L.P., and each of their respective officers, directors, partners, employees, related entities, affiliates, subsidiaries, agents, investors, and representatives (collectively "Releasees"), from liability for any and all claims or damages that Employee had, has, or may have against any of the Releasees at any time prior to and including the Effective Date of this Agreement (as defined below), whether known or unknown to Employee, including but not limited to (i) any and all claims or rights arising out of, or which might be considered to arise out of or to be connected in any way with, Employee's relationship with the Company, or the termination of Employee's relationship with the Company; (ii) any claims under any contracts, agreements, or understandings Employee may have with any of the Releasees, written or oral, at any time prior to the date hereof, including without limitation the Employment Agreement dated July 25, 2007 (the "Employment Agreement") and; (iii) any claims or causes of action arising under any federal, state or local law, rule or ordinance, tort, express or implied contract, public policy, or any other obligation, including without limitation any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1974, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification

Act, the Sarbanes-Oxley Act of 2002, the Internal Revenue Code of 1986, the Texas Labor Code, all as amended, and/or any other federal, state, or local labor laws, wage and hour and wage payment laws, employee relations and/or fair employment practices laws, any public policy, including whistleblower protections, any claim for misrepresentation, defamation, or invasion of privacy, any claim for compensation, wages, commissions, bonuses, royalties, stock options, deferred compensation, other monetary or equitable relief, vacation, personal or sick time, other fringe benefits, attorneys' fees, or any tangible or intangible property of Employee's that remains with the Company, and any other applicable laws, regulations, and rules, whether arising under any contract (express or implied), agreement, statute, regulation, ordinance, common law, public policy or any other source. Employee specifically intends this release to be the broadest possible release permitted under law. Notwithstanding the foregoing, Employee shall not be deemed to have released (a) any obligations undertaken within this Agreement or claims Employee may have arising from or related to a breach of this Agreement by the Company; (b) any claims to indemnification to which Employee may be entitled under the Company's certificate of incorporation, bylaws, indemnification agreements, directors and officers insurance policies or applicable law with respect to the period of Employee's employment; (c) any claims or rights which cannot be waived by law, including Employee's right to workers compensation; and (d) any vested benefits under any employee benefit pension plan.
7.    Employee represents that he has not filed or caused to be filed any lawsuit, complaint, or charge against any of the Releasees in any court, any municipal, state or federal agency, or any other tribunal. Employee agrees that he will not, to the fullest extent permitted by law, sue or file a complaint, grievance or demand for arbitration in any forum pursuing any claim released under this Agreement; assist or otherwise participate in any claim, arbitration, suit, action, investigation or other proceeding of any claim released hereunder; or accept any monetary or other recovery in connection with any charge, complaint, grievance, demand, or other action brought by any other person or entity. Employee is not waiving or releasing Employee's right to file a charge with, or participate in an investigation by, the Equal Employment Opportunity Commission or any other federal or state agency. Employee is, however, waiving his/her right to recover any money in connection with such a charge or investigation, whether such charge is filed by Employee or someone else. Employee further represents and warrants that he has not assigned or conveyed to any other person or entity any part of or interest in the Payment or in any of the claims released in Paragraph 6 of this Agreement. Employee further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding that violates Paragraph 6 and/or 7 of this Agreement.
8.    %3.    Employee hereby understands and confirms that Paragraphs A, B, C, D, 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 of the Non-Competition Agreement dated and executed by Employee on July 25, 2007 (the "Non-Competition Agreement") survive the termination of Employee's employment with the Company, irrespective of the reason therefore, and remains in full force and effect pursuant to the terms therein. Employee further acknowledges that the Company is relying on Employee's promises in this Agreement and the surviving obligations Employee has under the Non-Competition Agreement.
(a)    Employee agrees that, during his employment with the Company and for five (5) years following his termination of employment with the Company, he will cooperate reasonably with the Company in connection with any existing or future investigation by or legal action(s) involving the Releasees whether administrative, civil or criminal in nature, in which and to the extent the Company reasonably deems Employee's cooperation necessary without further compensation other than reimbursement for Employee's reasonable expenses incurred in connection with any such cooperation required following Employee's termination of employment with the Company; provided that (i) Employee's cooperation shall be subject to reasonable accommodations to Employee's schedule and will not unduly interfere with Employee's personal or business pursuits and (ii) Employee shall not be required to cooperate with the Company with respect to any claim by the Company against Employee.
(b)    Employee agrees that, except as required by applicable law or a court or related legal body of competent jurisdiction, he will not disclose, or cause to be disclosed in any way, the terms of this Agreement or the fact that this Agreement exists, except for the purpose of enforcing this Agreement, should that ever be necessary. This provision does not prohibit Employee from providing this information (i) on a confidential and privileged basis to Employee's current spouse or to Employee's attorney, accountant or financial advisor so long as he ensures that these parties maintain the strict confidentiality of this Agreement or (ii) to any director or employee of the Company or any of its affiliates in the good faith belief that such disclosure is in the interest of the Company or its affiliates.
(c)    Employee agrees and acknowledges that he will not make or publish any disparaging statements (whether written or oral) about any of the Releasees, or defame or publicly criticize any Releasees, including but not limited to the services, business ventures, integrity, veracity, or personal or professional reputation of any of the Releasees, in any manner whatsoever. The Company agrees that it shall direct its officers and directors not to, directly or indirectly, make or publish any disparaging statements (whether written or oral) about Employee, or defame or publicly criticize Employee or Employee’s skills, integrity or personal or business reputation. For purposes of clarity, truthful statements made to enforce legal rights, to comply with the law, under oath or in response to a subpoena shall not constitute a violation of this Paragraph 8(d).
9.    Employee acknowledges and agrees that the provisions of, and Employee's obligations under, this Agreement and Paragraphs A, B, C, D, 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 of the Non-Competition Agreement are reasonable in scope and necessary for the protection of the Releasees and their legitimate business interests; that such obligations are not limited in time to the period of Employee's employment with the Company, but rather shall survive termination of such employment, irrespective of the reason therefor; that Employee's breach of any such provisions or obligations will result in irreparable injury to the Releasees, inadequately compensable in money damages; and that the Company and/or any of the Releasees shall be entitled to seek and obtain, in addition to any legal remedies that might be available to it or them, injunctive relief to prevent and/or remedy such a breach (without first having to demonstrate any actual damage, or post any bond or furnish any other security in respect thereof). In any proceeding for an injunction and upon any motion for a temporary or permanent injunction (each, an "Injunctive Action"), the Company's or the Releasees' right to receive monetary damages shall not be a bar, or be interposed as a defense, to the granting of such relief. The Company's and/or the Releasees' right to injunctive relief is in addition to, and not in lieu of, any other rights and remedies available to it or them under law or in equity, including, without limitation, any remedy that the Company may seek in any arbitration brought pursuant to Paragraph 10 of this Agreement. Any Injunctive Action may be brought in any appropriate state or federal court sitting in Houston, Texas, and Employee hereby irrevocably submits to the jurisdiction of such courts in any Injunctive Action and waives any claim or defense of inconvenient or improper forum or lack of personal jurisdiction under any applicable law or decision. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute shall be resolved in accordance with the arbitration provisions of Paragraph 10 of this Agreement.
10.    Except as provided in Paragraph 9 herein, any dispute arising between the Parties under this Agreement, under any statute, regulation, or ordinance, under any employment agreement, the Employment Agreement, any offer letter or other agreement, and/or in connection with Employee's employment, or termination thereof, shall be submitted to binding arbitration before the American Arbitration Association ("AAA") for resolution. Such arbitration shall be conducted in Houston, Texas, and the arbitrator will apply Texas law, including federal law as applied in Texas courts. The arbitration shall be conducted in accordance with the AAA's Employment Arbitration Rules as modified herein. The arbitration shall be conducted by a single arbitrator, who shall be an attorney who specializes in the field of employment law and who shall have prior experience arbitrating employment disputes. The award of the arbitrator shall be final and binding on the parties, and judgment on the award may be confirmed and entered in any state or federal court in Houston, Texas. The arbitration shall be conducted on a strictly confidential basis, and Employee shall not disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with such a claim, or the result of any action (collectively, "Arbitration Materials"), to any third party, with the sole exception of Employee's legal counsel, who also shall be bound by these confidentiality terms. In the event of any court proceeding to challenge or enforce an arbitrator's award, the parties hereby consent to the exclusive jurisdiction of the state and federal courts in Houston, Texas and agree to venue in that jurisdiction. The parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any such proceeding, agree to file all Confidential Information (and documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.
11.    Should Employee materially breach this Agreement, including Attachment A, and/or Paragraphs A, B, C, D, 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 of the Non-Competition Agreement, and such breach (a) cannot be cured or (b) is susceptible to cure and is not cured within thirty (30) days after written notice from the Company to Employee, then: (i) the Company shall have no further obligations to the Employee under this Agreement (including but not limited to any obligation to make further payments to Employee); (ii) the Company shall have all rights and remedies available to it under this Agreement, Paragraphs A, B, C, D, 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 of the Non-Competition Agreement and applicable law; and (iii) all of the Employee’s promises, covenants, representations and warranties under this Agreement, including without limitation Paragraphs A, B, C, D, 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 of the Non-Competition Agreement, shall remain in full force and effect.
12.    This Agreement does not represent an admission of liability or finding of wrongdoing by Employee, the Company, or any of Releasees.
13.    If any term or provision of this Agreement (or any portion thereof) is determined by an arbitrator or a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon a determination that any term or provision (or any portion thereof) is invalid, illegal, or incapable of being enforced, the Company and Employee agree that an arbitrator or reviewing court shall have the authority to "blue pencil" or modify this Agreement so as to render it enforceable and effect the original intent of the parties to the fullest extent permitted by applicable law.
14.    This Agreement, including Attachment A, (i) may be executed in identical counterparts, which together shall constitute a single agreement; (ii) shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party, notwithstanding which Party may have drafted it; (iii) shall be governed by and construed in accordance with the laws of the State of Texas, excluding any choice of law principles; (iv) this Agreement, including Attachment A and Paragraphs A, B, C, D, 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 of the Non-Competition Agreement, constitutes the Parties' entire agreement, arrangement, and understanding regarding the subject matter herein, superseding any prior or contemporaneous agreements, arrangements, or understandings, whether written or oral, between Employee on the one hand and the Company on the other hand regarding the same subject matter; and (v) may not be modified, amended, discharged, or terminated, nor may any of its provisions be varied or waived, except by a further signed written agreement between the Parties.

15.    Employee understands that this Agreement includes a release covering all legal rights or claims under the Age Discrimination in Employment Act of 1967 ("ADEA") (29 U.S.C. § 626, as amended), and all other federal, state, and local laws regarding age discrimination, whether those claims are presently known to Employee or hereafter discovered. Employee is not waiving or releasing any right or claim which Employee may have under the ADEA which arises after Employee signs this Agreement. The Company acknowledging it has no right to recoup any amount paid to Employee under this Agreement, further agrees that recoupment shall not apply and the Company will not seek recoupment in the event Employee breaches the waiver and release of age discrimination claims by bringing any complaint, charge or challenge under the ADEA. Employee acknowledges that he is entitled to consider the terms of this Agreement for twenty-one (21) days before signing it. Employee further understands that this Agreement shall be null and void if he fails to execute the Agreement prior to expiration of the twenty-one (21) day period. To execute this Agreement, Employee must sign and date the Agreement below, and return a complete copy thereof to Kristen Jesulaitis, General Counsel, 919 Milam, Suite 2100, Houston, Texas 77002, (t) 713.860.2684 (f) 713.860.2674, (email) kristen.jesulaitis@genlp.com. Should Employee execute this Agreement within the twenty-one (21) day period, Employee understands that he may revoke this Agreement within seven (7) days of the day he signs it (the "Revocation Period"). Employee may revoke his/her acceptance by notifying Kristen Jesulaitis, General Counsel, 919 Milam, Suite 2100, Houston, Texas 77002, (t) 713.860.2684 (f) 713.860.2674, (email) kristen.jesulaitis@genlp.com in writing, within seven (7) calendar days after she/he executes this Agreement, by hand delivery, email, fax, or overnight courier, at the address noted above. If Employee revokes this Agreement prior to the expiration of the Revocation Period, this Agreement and the promises contained herein (including, but not limited to, the Company's obligations under Paragraph 2 above) automatically shall be null and void. If Employee does not revoke this Agreement within seven (7) days of signing it, this Agreement shall become fully binding, effective, and enforceable on the eighth (8th) calendar day after the day Employee executes it. The date upon which this Agreement becomes binding and enforceable is the "Effective Date" of this Agreement.
16.    All of the terms and provisions of this Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and their respective heirs, legal representatives, successors, and assigns. The Releasees are intended third-party beneficiaries to the releases contained in Paragraphs 6 and 7 of this Agreement.
17.    For purposes of this Agreement, the connectives "and" and "or" shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence all facts or information that might otherwise be construed to be outside of its scope.
18.    It is the intent of the Parties to this Agreement that all of the payments provided to Employee as described in this Agreement will either (a) be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as a payment that would fall within the "short term deferral period" set forth in Section 1.409A-1(b)(4) of the Treasury Regulations or qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below), or (b) to the extent a payment is not found to be exempt from Section 409A of the Code, comply with the requirements of Section 409A, in either case so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A of the Code, and the parties shall at all times interpret this Agreement consistently with such intent. Notwithstanding the foregoing neither the Company nor its executives, directors, officers, employees or affiliates shall have any liability with respect to any failure of any payments or benefits herein to comply with or be exempt from Section 409A of the Code.  Each payment made under this Agreement will be treated as a separate payment for purposes of Section 409A of the Code and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. No payment payable hereunder as a result of Employee's termination of employment with the Company shall be payable unless such termination of employment is a "separation from service" for purposes of Section 409A of the Code. For purposes of this Paragraph 18, “Section 409A Limit” will mean two (2) times the lesser of: (i) Employee's annualized compensation based upon the annual rate of pay paid to Executive during the Employee's 2013 taxable year as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for 2014.

[SIGNATURE PAGE TO FOLLOW]

[SIGNATURE PAGE TO TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT]
IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

AGREED TO:
EMPLOYEE		GENESIS ENERGY, LLC
/s/ Steve Nathanson	4/11/2014	By: /s/ Grant E. Sims	4/11/2014
Steve Nathanson	Date	Grant E. Sims Chief Executive Officer	Date

PLEASE SIGN AND RETURN AFTER YOUR TERMINATION DATE

ATTACHMENT A
TO THE TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT

1.    In exchange for the consideration set forth in Paragraph 3 of the foregoing Transition, Separation and General Release Agreement (the "Separation Agreement"), which Employee acknowledges is fair and sufficient consideration, Employee hereby releases any and all claims that he had, has, or might have against the Genesis Energy, LLC (the "Company"), Genesis Energy, L.P., and each of their respective officers, directors, partners, employees, related entities, affiliates, agents, investors, and representatives (collectively "Releasees"), from liability for any and all claims or damages that Employee had, has, or may have against any of the Releasees at any time prior to and including the Effective Date of this Agreement (as defined below), whether known or unknown to Employee, including but not limited to (i) any and all claims or rights arising out of, or which might be considered to arise out of or to be connected in any way with, Employee's relationship with the Company, or the termination of Employee's relationship with the Company; (ii) any claims under any contracts, agreements, or understandings Employee may have with any of the Releasees, written or oral, at any time prior to the date hereof, including without limitation the Employment Agreement dated July 25, 2007 (the "Employment Agreement") and; (iii) any claims or causes of action arising under any federal, state or local law, rule or ordinance, tort, express or implied contract, public policy, or any other obligation, including without limitation any claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1974, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Internal Revenue Code of 1986, the Texas Labor Code, all as amended, and/or any other federal, state, or local labor laws, wage and hour and wage payment laws, employee relations and/or fair employment practices laws, any public policy, including whistleblower protections, any claim for misrepresentation, defamation, or invasion of privacy, any claim for compensation, wages, commissions, bonuses, royalties, stock options, deferred compensation, other monetary or equitable relief, vacation, personal or sick time, other fringe benefits, attorneys' fees, or any tangible or intangible property of Employee's that remains with the Company, and any other applicable laws, regulations, and rules, whether arising under any contract (express or implied), agreement, statute, regulation, ordinance, common law, public policy or any other source. Employee specifically intends this release to be the broadest possible release permitted under law. Notwithstanding the foregoing, Employee shall not be deemed to have released (a) any obligations undertaken within this Attachment A and/or the Separation

Agreement or claims Employee may have arising from or related to a breach of this Attachment A and/or the Separation Agreement by the Company; (b) any claims to indemnification to which Employee may be entitled under the Company's certificate of incorporation, bylaws, indemnification agreements, directors and officers insurance policies or applicable law with respect to the period of Employee's employment; (c) any claims or rights which cannot be waived by law, including Employee's right to workers compensation; and (d) any vested benefits under any employee benefit pension plan.
2.    Employee represents that he has not filed or caused to be filed any lawsuit, complaint, or charge against any of the Releasees in any court, any municipal, state or federal agency, or any other tribunal. Employee agrees that he will not, to the fullest extent permitted by law, sue or file a complaint, grievance or demand for arbitration in any forum pursuing any claim released under the Separation Agreement and/or this Attachment A; assist or otherwise participate in any claim, arbitration, suit, action, investigation or other proceeding of any claim released hereunder; or accept any monetary or other recovery in connection with any charge, complaint, grievance, demand, or other action brought by any other person or entity. Employee is not waiving or releasing Employee's right to file a charge with, or participate in an investigation by, the Equal Employment Opportunity Commission or any other federal or state agency. Employee is, however, waiving his/her right to recover any money in connection with such a charge or investigation, whether such charge is filed by Employee or someone else. Employee further represents and warrants that he has not assigned or conveyed to any other person or entity any part of or interest in the Payments (as defined in the Separation Agreement) or in any of the claims released in Paragraph 6 of the Separation Agreement and/or this Attachment A. Employee further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding that violates Paragraph 6 and/or 7 of the Separation Agreement and/or this Attachment A.
3.    Employee understands that this Attachment A includes a release covering all legal rights or claims under the Age Discrimination in Employment Act of 1967 ("ADEA") (29 U.S.C. § 626, as amended), and all other federal, state, and local laws regarding age discrimination, whether those claims are presently known to Employee or hereafter discovered. Employee is not waiving or releasing any right or claim which Employee may have under the ADEA which arises after Employee signs this Attachment A. The Company acknowledging it has no right to recoup any amount paid to Employee under this Agreement, further agrees that recoupment shall not apply and the Company will not seek recoupment in the event Employee breaches the waiver and release of age discrimination claims by bringing any complaint, charge or challenge under the ADEA. Employee acknowledges that he is entitled to consider the terms of this Agreement for twenty-one (21) days before signing it. Employee further understands that this Agreement shall be null and void if he fails to execute the Agreement prior to expiration of the twenty-one (21) day period. To execute this Attachment A, Employee must sign and date the Attachment A below, and return a complete copy thereof to Kristen Jesulaitis, General Counsel, 919 Milam, Suite 2100, Houston,

Texas 77002, (t) 713.860.2684 (f) 713.860.2674, (email) kristen.jesulaitis@genlp.com. Should Employee execute this Attachment A within the twenty-one (21) day period, Employee understands that he may revoke this Agreement within seven (7) days of the day he signs it (the "Revocation Period"). Employee may revoke his/her acceptance by notifying Kristen Jesulaitis, General Counsel, 919 Milam, Suite 2100, Houston, Texas 77002, (t) 713.860.2684 (f) 713.860.2674, (email) kristen.jesulaitis@genlp.com in writing, within seven (7) calendar days after she/he executes this Attachment A, by hand delivery, email, fax, or overnight courier, at the address noted above. If Employee revokes this Attachment A prior to the expiration of the Revocation Period, this Attachment A and the promises contained herein (including, but not limited to, the Company's obligations under Paragraph 1 above and in the Separation Agreement) automatically shall be null and void. If Employee does not revoke this Attachment A within seven (7) days of signing it, this Attachment A shall become fully binding, effective, and enforceable on the eighth (8th) calendar day after the day Employee executes it. The date upon which this Attachment A becomes binding and enforceable is the "Effective Date" of this Attachment A.

AGREED TO:
EMPLOYEE		GENESIS ENERGY, LLC
By:
Steve Nathanson	Date	Grant E. Sims Chief Executive Officer	Date